Exhibit 10.2 1 New Orchard Road Armonk, NY 10504-1722 February 26, 2024 Anne Robinson XXXXXXXXXXXXXXXXXX New York, NY XXXXX Dear Anne, I am delighted to extend an offer of employment to you as Senior Vice President & Chief Legal Officer, IBM. This role provides an exciting opportunity to be an integral part of our transformation in the new era hybrid cloud and AI solutions. The attachment outlines the specifics of our offer. I am extremely excited about you joining the IBM team. Please indicate your acceptance of this offer by signing and returning the letter along with the Sign-on Payment Repayment Agreement and Non-Competition Agreement to me via Adobe Acrobat Sign. Sincerely, Nickle LaMoreaux Senior Vice President and Chief Human Resources Officer IBM, Human Resources Attachments: Executive Sign-on Payment Repayment Agreement Non-Competition Agreement

Anne Robinson February 26, 2024 Page 2 of 5 This letter, including its attachments, (“Offer Letter”) confirms our offer of IBM employment to you as Senior Vice President & Chief Legal Officer, IBM, reporting directly to Arvind Krishna, Chief Executive Officer, IBM (“CEO”). Your work location is the IBM Headquarters Office located in Armonk, New York and was assigned based on business need. Working in the office drives engagement, productivity, and the culture necessary to bring world- class products and services to market, while recognizing the importance of balancing personal and professional needs, which could allow occasional off site work. Your manager will discuss with you your specific work schedule, but IBMers are typically on site at an office a minimum of three days a week, subject to business needs. Subject to approval by the IBM Board of Directors, you will become an executive officer of IBM (the “Company”), effective on your first day of employment. As a Senior Vice President, you will be joining Arvind Krishna’s Executive Leadership Team (ELT). In addition, upon joining IBM, you will be appointed to IBM's Activation and Performance Teams. The elements of your employment offer are: Total Target Cash: Effective on your first day of employment, your total target annualized cash compensation will be $ 2,200,000.00. It will be comprised of $ 935,000.00 annual base salary and $ 1,265,000.00 target incentive. This is in addition to your participation in the IBM Benefits plans. As an employee, you will receive a paycheck on a semi-monthly basis, on or around the 15th and 31st of each month. For 2024, your base salary and incentive award will be prorated to reflect your actual months of IBM service. The cash incentive payout amount will be determined based on IBM’s business performance and the attainment of your individual annual business objectives. Your cash incentive payment for the current performance year, which ends on December 31, 2024, will be prorated to reflect your actual months of IBM service. You must be an active employee on December 31, 2024 in order to be eligible for a payout. You will receive more information regarding the objectives and structure of your incentive compensation shortly after you begin your employment with IBM. Legal information: IBM reserves the right, in its sole discretion, to amend, change, suspend, or terminate its incentive pay program at any time. IBM does not have any obligation to, and nothing contained in this document or other documents, or statements shall be construed as creating an express or implied obligation or promise on the part of IBM to make distributions under this program or maintain, continue to offer, or make available such program. IBM retains exclusive authority and discretion to interpret the terms of the program described herein. Equity: You will be awarded a new hire equity grant of $4,800,000.00 in planned value, which will be granted on the 1st of the month following your date of hire, or as soon as practical but no later than 30 days thereafter. You will receive 60% of this planned value in Performance Share Units (PSUs). The number of PSUs granted will be determined by dividing the PSUs planned grant value by the “Planning Price”, which is the average of IBM Corporation’s closing stock price for the 30 active trading days prior to the date of grant. The PSUs will be awarded over 3 three-year performance periods as follows: 17% of the planned PSU value will be based on the 2022-2024

Anne Robinson February 26, 2024 Page 3 of 5 performance period; 33% of the planned PSU value will be based on the 2023-2025 performance period; 50% of the planned PSU value will be based on the 2024-2026 performance period. These PSU awards provide a range of payout from zero to 170 percent of units granted, based on attainment of IBM Corporation's objectives. Following each three-year PSU performance period, the award would be paid in IBM Corporation's stock (or cash in select countries), conditioned on your continued full-time active employment by IBM. Of the remaining new hire equity grant planned value, you will receive 20% in Restricted Stock Units (RSUs) and 20% in Stock Options (Options). The number of RSUs granted will be determined by dividing the RSUs grant value by the “Planning Price”, which is the average of IBM Corporation’s closing stock price for the 30 active trading days prior to the date of grant. RSUs are equivalent in value to shares of IBM Corporation’s stock and, once vested, are paid out in stock (or cash in select countries). Your RSU equity grant shall vest as follows: 25% per year over four years, starting on the anniversary of the date of the grant. The number of Options granted will be determined by dividing the Options grant value by the product of (1) the Planning Price described above, (2) an Option valuation factor, which is currently 0.20 (to reflect the reduced value of Options on the date of grant). Your Option grant is anticipated to vest as follows: 25% per year over four years, starting on the anniversary of the date of the grant. Options provide an opportunity to buy IBM Corporation’s stock for a specific amount of time, at a fixed “Exercise Price” that is established at the date of grant. After the Options vest, they can generally be exercised for up to 10 years from the date of grant (subject to the applicable terms of the award). The Options’ Exercise Price will be determined based on the average of the high and low price of IBM Corporation’s stock as of the date of grant. The Options’ ultimate value will be based on the amount that the IBM Corporation’s stock price appreciates over the Options’ Exercise Price when you decide to exercise the Option. Except with respect to your Sign-On Equity Award (RRSUs), you will be eligible to continue to vest in unvested PSUs, RSUs and Options that are granted under IBM’s Long Term Performance Plan, including with respect to your New Hire Awards and any future PSU, RSU or Options grants (but not Retention Restricted Stock Unit awards) you may receive under IBM’s Long-Term Performance Plan, upon termination if the following criteria are met: • For RSUs and Options, at least one year has passed since the award grant date, and for PSU awards, at least one year has passed in the performance period; • You remain employed with IBM through December 31, 2027; and • Continued vesting has been approved by the Chief Executive Officer of IBM if applicable, or by the Compensation Committee, or the Board, which approval shall not be unreasonably withheld. Except as specified above, RRSUs, RSUs, PSUs and Options are subject to the terms and conditions of the applicable IBM Long-Term Performance Plan, award agreements, and terms and conditions documents. Additional details about the award will be provided to you after your IBM employment begins. Subsequent grants may be awarded in IBM’s discretion based on your performance and contribution to the business. Senior Vice President Stock Ownership Requirements: You understand that as a Senior Vice President, during the term of your employment you will comply with IBM’s stock ownership requirements, which currently require that you attain an ownership level in IBM shares or equivalents equal to three (3) times your base salary plus annual incentive target within five years of your hire date. This requirement will be expressed as a number of shares that will be determined according to IBM’s standard planning price methodology. You also understand that you will be subject to applicable closed trading windows during which period neither you nor your immediate family members may trade in IBM Securities. Similarly, you may be required to obtain pre-approval to trade in IBM Securities during the open trading windows due to membership on certain leadership teams.

Anne Robinson February 26, 2024 Page 4 of 5 Sign on Equity Grant: You will be awarded a Sign-On Equity Grant of $3,500,000.00 in planned value. You will receive 100% of this planned value in Retention Restricted Stock Units (RRSUs). Your award will be granted on the 1st of the month following your date of hire, or as soon as practical but no later than 30 days thereafter. The number of RRSUs granted will be determined by dividing the grant value by the average of IBM Corporation’s closing stock price for the 30 active trading days prior to the date of grant. RRSUs are equivalent in value to shares of IBM Corporation’s stock and, once vested, are paid out in stock (or cash in select countries). Your Sign-On Equity Grant is anticipated to vest $1,500,000.00 starting on the first anniversary of the date of grant, $1,000,000.00 on the second anniversary of the grant date and $1,000,000.00 on the third anniversary of the date of grant. Sign-on Bonus: As part of your employment offer, you will be provided a sign-on bonus of $750,000.00, which will be paid in one of your semi-monthly paychecks within two months of the commencement of your IBM employment. This payment will be less applicable tax withholdings. Please note the payment is subject to the terms and conditions of the repayment agreement attached and require your signature. Please see the attached repayment agreement for the complete terms. During your employment, you will be eligible to participate in the various benefit plans which IBM generally makes available to its regular employees, including medical and dental coverage, accident, disability and life insurance, as well as the IBM 401(k) Plan, and the IBM Retirement Benefit Account (RBA), which is a cash balance account within the IBM Pension Plan. After you complete one year of IBM service, this RBA provides a monthly 5% pay credit based on your eligible pay. Please note, you will not need to complete an additional one-year of service if your prior IBM service (which includes IBM service in other countries) is at least one year. In addition, if you meet certain eligibility requirements during the annual enrollment period held each fall, you may also be eligible to participate in the IBM Excess Savings Plan that provides benefits in excess of the IRS limits. Additional details on these programs will be provided separately. For detailed information on IBM health care benefits, visit the IBM Benefits site at https://ibm.biz/BenefitsSummary. If you have additional benefits questions after visiting our website, please contact me. IBM employees are required to comply with IBM’s Business Conduct Guidelines. Once you have authorized access to the IBM Intranet, you will be able to read and/or print the contents of these documents, and will be required to acknowledge receipt and compliance with the guidelines. U.S. Laws and regulations prohibit the unauthorized release of restricted technology to certain persons. IBM, in order to comply with these legal requirements, must ascertain whether someone who may be given access to restricted technology is a 'Foreign Person' subject to these export control restrictions. If someone is a Foreign Person for export control purposes, then he/she may need to be granted an export license or other government authorization before starting in a position with access to restricted technology. Therefore, if you indicated that you are a Foreign Person on your employment application (by answering 'no' to the question 'Are you a U.S. citizen or national, a permanent resident? or 'yes' to the question 'Are you a refugee, an asylee or authorized to work under the amnesty provisions of U.S. immigration law?'), you will be contacted by a member of IBM's Recruitment organization who will ask for your country(s) of citizenship and permanent residence. Your country(s) of citizenship and permanent residence will enable IBM to determine the type of export license which would be required, should

Anne Robinson February 26, 2024 Page 5 of 5 you be placed in a position with access to restricted technology. Our ability to obtain an export license for you may be a factor in IBM’s decision to continue with your pre-employment process, depending on the staffing needs of the hiring manager. For tax and payroll purposes, you will require a Social Security Number. If you do not have one, you must apply for a number at your Social Security Administration Office before your first day of employment. Also, please note that IBM may be required to withhold federal tax at a different rate based upon your alien residency tax filing status. For more information on this, please review IRS Publication 519 before completing the W4 from, http://www.irs.gov/publications/p519/ch01.html. If you are a nonresident alien, you will need to complete the W-4 form using the provided instructions on your first day of work, http://www.irs.gov/publications/p519/ch08.html. As is customary at IBM, this offer is contingent upon the completion of our pre-employment process, including verification of your application materials and your ability to work for IBM without restriction (which means you do not have non-compete obligations or other restrictive clause with your current or former employer, or any non-compete or other restrictions have been disclosed by you and resolved to IBM’s satisfaction). In addition, IBM will review any service on a board of an outside company or other role or activity with an outside company, including but not limited to ownership, employment and consulting/advisory, and to the extent that such review determines that a particular board service or other role or activity poses a conflict of interest to IBM, you understand that you will be required to resign from such board and/or role and/or cease that activity promptly following the commencement of your employment with IBM. In the role of Senior Vice President & Chief Legal Officer, IBM, it is a condition of employment that you be admitted to practice in good standing in New York, either as a licensed attorney or as registered in-house counsel, and that you maintain your license in good standing, including satisfying applicable continuing legal education requirements and timely registrations. The terms of this letter are not a contract of employment and do not imply employment for any specific period of time. Rather, employment at IBM is at-will, which means that either you or IBM may terminate your employment at any time, for any reason and without prior notice. No modification of this at-will status is valid unless contained in writing signed by two authorized representatives of IBM. On your first day of employment you will be required to sign IBM's agreement regarding confidential information and intellectual property. Notwithstanding any provisions in that agreement or the Non-Competition Agreement to the contrary, in the event that XXXXXXX becomes an employee of IBM, you shall not be prohibited from hiring, soliciting for employment or offering employment to XXXXXXX after you separate from IBM. If you would like to review or discuss this document in advance, please contact me. Accepted: /s/ Anne Robinson_____ Date: Feb 26, 2024_________ Projected Start Date: June 24, 2024________